EXHIBIT 21
                          SUBSIDIARIES OF WSMP, INC.

Elloree Foods, Inc. (South Carolina)

Georgia Buffet Restaurants, Inc. (Georgia) 50% owned

Georgia WSMP, Inc. (Georgia)

Greenville Foods, Inc. (South Carolina) 50% owned

Greenville Food Systems, Inc. (North Carolina)

Knoxville Foods, Inc. (Tennessee) 50% owned

Matthews Prime Sirloin, Inc. (North Carolina) 80% owned

Naples Foods Inc. (Florida) 55% owned

Prime Sirloin, Inc. (Tennessee)

Primo Food Service, Inc. (Virginia) 50% owned

Sagebrush of Asheville, Inc. (North Carolina) 50% owned

Sagebrush of Rock Hill, Inc. (South Carolina) 50% owned

Seven Stars, Inc. (Maryland)

South Carolina WSMP, Inc. (South Carolina)

Spartanburg Foods, Inc. (South Carolina) 50% owned

Starke Foods, Inc. (Florida) 50% owned

St. Augustine Foods, Inc. (Florida) 80% owned

Sunshine WSMP, Inc. (Florida)

Tennessee WSMP, Inc. (Tennessee)

Virginia WSMP, Inc. (Virginia)

Omitted from the above list is one inactive subsidiary which does not constitute a significant subsidiary.